Execution Version	Exhibit 4.3

Supplemental Note Purchase Agreement

AptarGroup, Inc.
475 West Terra Cotta Avenue, Suite E
Crystal Lake, Illinois  60014

As of November 30, 2010

To Each of the Purchasers
Named in the Supplemental
Purchaser Schedule Exhibit A Attached Hereto (each, a “Supplemental Purchaser”)

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement, dated as of July 31, 2008 between AptarGroup, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed in Schedule A thereto, as amended by that certain First Amendment to Note Purchase Agreement dated as of November 30, 2010 (as hereinafter further amended and supplemented, the “Agreement”).  Terms used but not defined herein shall have the respective meanings set forth in the Agreement.

As contemplated in Section 1.2 of the Agreement, the Company agrees with you as follows:

A.Subsequent Series of Notes.  The Company has authorized the issue and sale of (i) $16,000,000 aggregate principal amount of Notes to be designated as its 2.33% Senior Notes, Series 2008-B-1, due November 30, 2015 (the “Series 2008-B-1 Notes”) and (ii) $84,000,000 aggregate principal amount of Notes to be designated as its 3.78% Senior Notes, Series 2008-B-2, due November 30, 2020 (the “Series 2008-B-2 Notes”, and together with the Series 2008-B-1 Notes, the “Series 2008-B Notes,” such term to include any such Notes issued in substitution therefor pursuant to Section 13 of the Agreement).  The Series 2008-B Notes shall be substantially in the form attached to the Agreement as Exhibit 1.2(B), with such changes therefrom, if any, as may be approved by you and the Company.

B.Purchase and Sale of Series 2008-B Notes.  Subject to the terms and conditions of the Agreement and this Supplemental Note Purchase Agreement, the Company hereby agrees to issue and sell to each Supplemental Purchaser set forth on the Supplemental Purchaser Schedule attached hereto (collectively, the “Series 2008-B Purchasers”) and each Series 2008-B Purchaser agrees to purchase from the Company at the Series 2008-B Closing (as defined below) the aggregate principal amount and tranche of the Series 2008-B Notes set opposite such Series 2008-B Purchaser’s name in such Supplemental Purchaser Schedule at the purchase price of 100% of the principal amount thereof.  The obligations of the Series 2008-B Purchasers hereunder are several and not joint obligations, and no Series 2008-B Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Series 2008-B Purchaser hereunder.

C.Closing.  The sale and purchase of the Series 2008-B Notes shall take place at the offices of Chapman and Cutler LLP, 111 West Monroe, Chicago, IL 60603 at 10:00 a.m. Chicago time, at a closing (the “Series 2008-B Closing”) on November 30, 2010.  At the Series 2008-B Closing, the Company will deliver to each Series 2008-B Purchaser the Series 2008-B Notes of the tranche to be purchased by such Series 2008-B Purchaser in the form of a single Series 2008-B Note (or such greater number of Series 2008-B Notes in denominations of at least $500,000 as such Series 2008-B Purchaser may request) dated the date of the Series 2008-B Closing and registered in its name (or in the name of its nominee), against delivery by such Series 2008-B Purchaser to the Company or its order of immediately available funds for the Company’s account to account number 8188-9-00150 at Bank of America, 100 West 33rd Street, New York, New York 10001, ABA #026009593.  If at the Series 2008-B Closing the Company shall fail to tender such Series 2008-B Notes to any Series 2008-B Purchaser as provided above in this Section C, or any of the conditions specified in Section 4 of the Agreement, as modified or expanded by Section D hereof, shall not have been fulfilled to such Series 2008-B Purchaser’s satisfaction, such Series 2008-B Purchaser shall, at its election, be relieved of all further obligations under the Agreement and this Supplemental Note Purchase Agreement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

D.Conditions to Series 2008-B Closing.  The obligation of each Series 2008-B Purchaser to purchase and pay for the Series 2008-B Notes to be purchased by such Series 2008-B Purchaser hereunder at the Series 2008-B Closing is subject to the fulfillment to its satisfaction, prior to or at the Series 2008-B Closing, of the conditions set forth in Section 4 of the Agreement, (i) except that all references therein to any “Purchaser” shall be deemed to refer to the Series 2008-B Purchasers, all references therein to “this Agreement” shall be deemed to refer to the Agreement as supplemented by this Supplemental Note Purchase Agreement, all references therein to the Series 2008-A Notes shall be deemed to refer to the Series 2008-B Notes and all references therein to the Closing shall be deemed to refer to the Series 2008-B Closing and (ii) except for such changes to such conditions as are set forth in Exhibit B.

E.Prepayments.  The Series 2008-B Notes are not subject to mandatory prepayment by the Company.  The Series 2008-B Notes shall be subject to prepayment only pursuant to the optional prepayments permitted by Section 8.2 of the Agreement.

F. Representations and Warranties of the Company.  The Company represents and warrants to each Series 2008-B Purchaser that each of the representations and warranties set forth in Section 5 of the Agreement is true and correct as of the date hereof (i) except that all references therein to any “Purchaser” and “you” shall be deemed to refer to the Series 2008-B Purchasers, all references therein to “this Agreement” shall be deemed to refer to the Agreement as supplemented by this Supplemental Note Purchase Agreement, all references therein to “Notes” shall be deemed to include the Series 2008-B Notes, all references therein to the Series 2008-A Notes shall be deemed to refer to the Series 2008-B Notes and all references therein to the Closing shall be deemed to refer to the Series 2008-B Closing and (ii) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Exhibit C (with the Section references thereinafter set forth corresponding to the similar sections of the Note Purchase Agreement which are supplemented thereby).

G.Purchaser Representations and Warranties. Each Series 2008-B Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Agreement are true and correct on the date hereof as to such Series 2008-B Purchaser except that all references to “Purchaser” therein shall be deemed to refer to the Series 2008-B Purchasers, all references to “Notes” therein shall be deemed to include the Series 2008-B Notes and all references to the Series 2008-A Notes shall be deemed to refer to the Series 2008-B Notes.

H.Series 2008-B Notes Issued under and Pursuant to Agreement.  Except as otherwise expressly provided above (and expressly permitted by the Agreement), all of the provisions of the Agreement are incorporated by reference herein and shall apply to the Series 2008-B Notes as if expressly set forth in this Supplemental Note Purchase Agreement.   Accordingly, the Series 2008-B Notes shall be deemed to be issued under, to be subject to and to have the benefit of all of the terms and provisions of the Agreement as the same may from time to time be amended and supplemented in the manner provided therein.

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The execution hereof by the Series 2008-B Purchasers shall constitute a contract among the Company and the Series 2008-B Purchasers for the uses and purposes hereinabove set forth.  By their acceptance hereof, each of the Series 2008-B Purchasers shall also be deemed to have accepted and agreed to the terms and provisions of the Agreement (except as expressly provided above and expressly permitted by the Agreement).

AptarGroup, Inc.

By	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President and Chief Financial Officer

Accepted as of November 30, 2010

Accepted as of November 30, 2010

Metropolitan Life Insurance Company

MetLife Investors Insurance Company by Metropolitan Life Insurance Company, its Investment Manager

First MetLife Investors Insurance Company by Metropolitan Life Insurance Company, its Investment Manager

By	/s/ Judith A. Gulotta
	Name:	Judith A. Gulotta
	Title:	Managing Director

Supplemental Note Purchase Agreement
     AptarGroup, Inc.

Accepted as of November 30, 2010

The Northwestern Mutual Life Insurance Company

By	/s/ David A. Barras
	Name:	David A. Barras
	Title:	Its Authorized Representative

Supplemental Note Purchase Agreement
     AptarGroup, Inc.

Accepted as of November 30, 2010

AXA Equitable Life Insurance Company

By	/s/ Amy Judd
	Name:	Amy Judd
	Title:	Investment Officer

MONY Life Insurance Company

By	/s/ Amy Judd
	Name:	Amy Judd
	Title:	Investment Officer

Supplemental Note Purchase Agreement
     AptarGroup, Inc.

Accepted as of November 30, 2010

Modern Woodmen of America

By	/s/ W. Kenny Massey
	Name:	W. Kenny Massey
	Title:	President & CEO

Supplemental Note Purchase Agreement
     AptarGroup, Inc.

Accepted as of November 30, 2010

World Insurance Company
Occidental Life Insurance Company of North Carolina
MTL Insurance Company
Industrial Alliance Pacific Insurance and Financial Services, Inc.
Trustmark Insurance Company
American Amicable Life Insurance Company of Texas

By:	Advantus Capital Management, Inc.

By	/s/ James W. Tobin
	Name:	James W. Tobin
	Title:	Vice President

Supplemental Note Purchase Agreement
     AptarGroup, Inc.

Accepted as of November 30, 2010

American United Life Insurance Company

By	/s/ John C. Mason
Name:	John C. Mason
Title:	V.P. Fixed Income Securities

The State Life Insurance Company

By:	American United Life Insurance Company
Its:	Agent

By	/s/ John C. Mason
Name:	John C. Mason
Title:	V.P. Fixed Income Securities

Supplemental Note Purchase Agreement
     AptarGroup, Inc.

Exhibit B

1.	In the second sentence of Section 4.2 of the Note Purchase Agreement, “March 31, 2008” shall be replaced with “September 30, 2010.”

2.	In Section 4.6 of the Note Purchase Agreement, “Schedule A” shall be replaced with “the Supplemental Purchaser Schedule attached hereto.”

Supplemental Note Purchase Agreement
     AptarGroup, Inc.

Exhibit C
1.	The first sentence of Section 5.3 of the Note Purchase Agreement shall be replaced with the following:

The Company, through its agent, J.P. Morgan Securities LLC, has delivered to each Purchaser a copy of a Private Placement Offering Memorandum dated October 21, 2010 (the “Memorandum”), relating to the transactions contemplated hereby.

2.	In the fourth sentence of Section 5.3 of the Note Purchase Agreement, “December 31, 2007” shall be replaced with “December 31, 2009.”

3.	The disclosure set forth in Schedule 5.4 to the Note Purchase Agreement shall be replaced with the disclosure set forth in the attached Schedule 5.4.

4.	The disclosure set forth in Schedule 5.5 to the Note Purchase Agreement shall be replaced with the disclosure set forth in the attached Schedule 5.5.

5.	The first sentence of Section 5.13 of the Note Purchase Agreement, shall be replaced with the following:

Neither the Company nor anyone acting on its behalf has offered the Series 2008-B Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 30 other Institutional Investors (excluding Affiliates of the Purchasers), each of which has been offered the Series 2008-B Notes at a private sale for investment.

6.	In the first sentence of Section 5.15(a) of the Note Purchase Agreement, “June 30, 2008” shall be replaced with “September 30, 2010.”

7.	The disclosure set forth in Schedule 5.15 to the Note Purchase Agreement shall be replaced with the disclosure set forth in the attached Schedule 5.15.

Supplemental Note Purchase Agreement
     AptarGroup, Inc.